Exhibit 99.1
DIGITAL ANGEL ANNOUNCES THIRD QUARTER 2009 FINANCIAL RESULTS
SO. ST. PAUL, MN (November 9, 2009) — Digital Angel (NASDAQ: DIGA), an advanced technology company in the field of animal identification and emergency identification solutions, today announced financial results for its third quarter ended September 30, 2009.
Joseph J. Grillo, Digital Angel’s Chief Executive Officer and President, commented, “As we continue our efforts to improve the operational and financial performance of the Company we believe we are in a stronger position with respect to our ability to thrive in a still challenging environment. I look forward to discussing in detail our new emphasis on the Animal Identification segment of our business on our conference call this afternoon.”
The financial results are shown below in the data tables.
Results Conference Call
The Company will host a conference call to discuss the results at 2:00 p.m. ET today. Interested participants should call (866) 393-5807 within the United States and Canada, or (706) 679-2276 internationally. Please use access code 39480205. Alternatively, a simultaneous webcast of the live conference call can be accessed through Digital Angel’s website at www.digitalangel.com.
For persons unable to participate in either the conference call or the webcast, a digitized replay will be available from today at approximately 4:00 p.m. ET to December 9 at 11.59 p.m. ET. For the telephonic replay, dial (800) 642-1687 (USA/Canada) or (706) 645-9291 (international), using access code 39480205. The webcast replay can also be accessed through Digital Angel’s website at www.digitalangel.com.
Non-GAAP Financial Measure
To supplement the Company’s preliminary consolidated financial statements presented in accordance with generally accepted accounting principles (“GAAP”), the Company provides EBITDA, which is a non-GAAP financial measure. EBITDA is defined as operating income (loss) plus depreciation and amortization as presented in the Company’s Preliminary Consolidated Statement of Operations. EBITDA should not be considered as an alternative to operating income or net income (as determined in accordance with GAAP) as a measure of the Company’s operating performance or to net cash provided by operating, investing and financing activities (as determined in accordance with GAAP) as a measure of the Company’s ability to meet cash needs. The Company believes that EBITDA is a measure commonly reported and widely used by investors and other interested parties as a measure of a company’s operating performance and debt servicing ability because it assists in comparing performance on a consistent basis without regard to capital structure, depreciation and amortization or non-operating factors (such as historical cost). This information has been disclosed here to permit a more complete comparative analysis of the Company’s operating performance relative to other companies. EBITDA may not, however, be comparable in all instances to other similar types of measures. For supplemental information to facilitate evaluation of the impact of depreciation and amortization, and comparisons with historical results, see the attached tables showing the detailed reconciliation of results reported under GAAP to non-GAAP results for the three-month periods and nine-months periods ended September 30, 2009 and 2008.

About Digital Angel
Digital Angel (www.digitalangel.com) is an advanced technology company in the field of animal identification and emergency identification solutions. Digital Angel’s products are utilized around the world in such applications as pet identification using its patented, FDA-approved implantable microchip; livestock identification and tracking using visual and radio frequency identification (RFID) ear tags; and global positioning systems (GPS) search and rescue beacons for use on aircraft, ships and boats, and by adventure enthusiasts.
This press release contains certain “forward-looking” statements (as such term is defined in the Private Securities Litigation Reform Act of 1995). Forward-looking statements included in this press release include, without limitation, future expectations in our financial performance; our ability to streamline our operations and drive our business towards profitability; and our expectations for the success of and cost savings resulting from our restructuring plan. These forward-looking statements are based on the Company’s current expectations and beliefs and are subject to a number of risks, uncertainties and assumptions. Among the important factors that could cause actual results to differ materially from those expressed in, or implied by, the forward-looking statements are our ability to successfully implement our business strategy and restructuring plan; uncertainty as to our working capital requirements over the next 12 to 24 months; our ability to successfully obtain the necessary working capital to meet the operating needs of our businesses; our ability to successfully integrate the businesses of acquired companies; our ability to maintain compliance with the covenants of our credit facilities; the degree of success we have in leveraging our brand reputation; our ability to become a major player in the food source traceability and safety arena; our ability to successfully develop survival and emergency radios for military and commercial uses; our reliance on third-party dealers and distributors to successfully market and sell our products; our ability to defend against costly product liability claims and claims that our products infringe the intellectual property rights of others; our ability to comply with current and future regulations relating to our businesses; our inability to meet all applicable Nasdaq Capital Market requirements; and our ability to maintain proper and effective internal accounting and financial controls. Additional information about these and other factors that could affect the Company’s businesses is set forth in the Company’s Form 10-K under the caption “Risk Factors” filed with the Securities and Exchange Commission (“SEC”) on March 31, 2009, and subsequent filings with the SEC. The Company undertakes no obligation to update or release any revisions to these forward-looking statements to reflect events or circumstances after the date of this statement or to reflect the occurrence of unanticipated events, except as required by law.
Contact:
Digital Angel
Jay McKeage
Phone: (651) 554-1564
TABLES FOLLOW

DIGITAL ANGEL CORPORATION AND SUBSIDIARIES
Consolidated Balance Sheets Data
(in thousands, except par values)

	September 30, 2009	December 31, 2008
	(unaudited)
Assets
Current assets
Cash and cash equivalents	$2,027	$1,807
Restricted cash	196	—
Accounts receivable, net	10,590	10,945
Note receivable	450	450
Inventories	12,846	8,922
Deferred taxes	143	130
Other current assets	1,293	1,530
Current assets of discontinued operations	5	5

Total current assets	27,550	23,789

Property and equipment, net	8,352	8,834
Goodwill and intangibles, net	28,714	30,214
Note receivable	701	1,015
Other assets, net	624	322
Other assets of discontinued operations	5	32

Total Assets	$65,946	$64,206

Liabilities and Stockholders’ Equity
Current liabilities
Notes payable and current maturities of long-term debt	$10,581	$8,581
Accounts payable	14,079	9,704
Advances from factors	2,632	1,474
Accrued expenses	10,186	9,133
Deferred revenue	687	840
Current liabilities of discontinued operations	5	10

Total current liabilities	38,170	29,742
Long-term debt and notes payable	2,644	6,943
Deferred taxes	2,556	2,593
Other liabilities	891	2,223

Total Liabilities	44,261	41,501

Total Stockholders’ Equity (noncontrolling interest of $94 and $45 respectively	21,685	22,705

Total Liabilities and Stockholders’ Equity	$65,946	$64,206

DIGITAL ANGEL CORPORATION AND SUBSIDIARIES
Consolidated Statements of Operations Data (Unaudited)
(in thousands, except per share data)

	For the three months ended September 30,
	2009	2008

Revenue	$15,663	$18,856

Cost of sales	9,159	11,781

Gross profit	6,504	7,075

Selling, general and administrative expenses	6,967	8,169
Research and development expenses	468	730
Restructuring, severance and separation expenses	142	410
Goodwill and asset impairments	—	24,989

Operating loss	(1,073)	(27,223)

Interest and other income (expense), net	51	(1,159)
Interest expense	(670)	(3,178)

Loss from continuing operations before taxes	(1,692)	(31,560)

Benefit for income taxes	68	150

Loss from continuing operations	(1,624)	(31,410)

(Loss) income from discontinued operations (attributable to Digital Angel Corporation)	(51)	992

Net loss	(1,675)	(30,418)

Loss (income) attributable to noncontrolling interest, continuing operations	2	(17)

Net loss attributable to Digital Angel Corporation	$(1,673)	$(30,435)

Loss per common share — basic and diluted
Loss from continuing operations	$(0.09)	$(2.04)
(Loss) income from discontinued operations	(0.00)	0.07

Net loss	$(0.09)	$(1.97)

DIGITAL ANGEL CORPORATION AND SUBSIDIARIES
Consolidated Statements of Operations Data (Unaudited)
(in thousands, except per share data)

	For the nine months ended September 30,
	2009	2008

Revenue	$50,692	$61,985

Cost of sales	29,863	39,987

Gross profit	20,829	21,998

Selling, general and administrative expenses	21,593	26,325
Research and development expenses	1,380	2,256
Restructuring, severance and separation expenses	455	2,334
Goodwill and asset impairments	—	29,358

Operating loss	(2,599)	(38,275)

Interest and other income (expense), net	671	1,415
Interest expense	(1,738)	(7,388)

Loss from continuing operations before taxes	(3,666)	(44,248)

Benefit for income taxes	27	438

Loss from continuing operations	(3,639)	(43,810)

Loss from discontinued operations (attributable to Digital Angel Corporation)	(135)	(757)

Net loss	(3,774)	(44,567)

Income attributable to the noncontrolling interest, continuing operations	(27)	(121)

Net loss attributable to Digital Angel Corporation	$(3,801)	$(44,688)

Loss per common share — basic and diluted
Loss from continuing operations	$(0.20)	$(2.96)
Loss from discontinued operations	(0.01)	(0.05)

Net loss	$(0.21)	$(3.01)

DIGITAL ANGEL CORPORATION AND SUBSIDIARIES
Reconciliation to Non-GAAP Financial Information
(in thousands) (unaudited)

	For the three months ended September 30,
	2009	2008
Operating loss	$(1,073)	$(27,223)

Depreciation and amortization	1,128	1,283

EBITDA	55	(25,940)

Restructuring, severance, separation expenses and goodwill and asset impairments	142	25,585 [2]

Adjusted EBITDA	$197	$(355)

[1]	Adjusted EBITDA is regular EBITDA with the restructuring, severance, separation expenses and goodwill and asset impairments backed out.

[2]	Includes $0.2 million of restructuring related charges included in cost of goods sold in the three-months ended September 30, 2008.

	For the nine months ended September 30,
	2009	2008
Operating loss	$(2,599)	$(38,275)

Depreciation and amortization	3,334	3,739

EBITDA	735	(34,536)

Restructuring, severance, separation expenses and goodwill and asset impairments	455	33,090 [2]

Adjusted EBITDA[1]	$1,190	$(1,446)

[1]	Adjusted EBITDA is regular EBITDA with the restructuring, severance, separation expenses and goodwill and asset impairments backed out.

[2]	Includes $1.4 million of restructuring related charges included in cost of goods sold in the nine-months ended September 30, 2008.
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